UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-174557

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Blue Water Restaurant Group, Inc.

 (Exact name of registrant as specified in its charter)

                                          Nevada

 (State or other jurisdiction of incorporation or organization)

                                            5810

 (Primary Standard Industrial Classification Code Number)

                                       45-0611648

 (I.R.S. Employer Identification Number)

           4021 McGinnis Fry Road, Ste. 1436, Suwanee, GA  30024; Tel: (949) 264-1475, Fax: (949) 607-4052

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    4021 McGinnis Fry Road, Ste. 1436, Suwanee, GA  30024; Tel: (949) 264-1475

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Explanatory Note

On May 27, 2011, Blue Water Restaurant Group, Inc. (“Blue Water”) filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-174557) (“Registration Statement”), which was amended by pre-effective amendments filed on July 7, 2011, July 22, 2011, August 5, 2011, August 11, 2011, August 12, 2011, and August 24, 2011 to register the offer and sale of 25,000,000 shares of Blue Water common stock, $0.001 par value, offered by Blue Water and 1,300,000 shares of Blue Water common stock, $0.001 par value, offered by Selling Stockholders.  The Registration Statement was declared effective by the Commission on September 8, 2011.  Blue Water sold no shares of its common stock and the Selling Stockholders sold 1,300,000 shares of Blue Water’s common stock pursuant to the Registration Statement.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 25,000,000 shares of Blue Water common stock, $0.001 par value, registered offered by Blue Water under the Registration Statement.  Accordingly, and because Blue Water did not sell any of these shares and is no longer offering securities under the Registration Statement, it hereby deregisters the 25,000,000 shares of its common stock registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 8th day of March, 2013.

BLUE WATER RESTAURANT GROUP, INC.

By:

/s/ Michael Hume

Michael Hume

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on March 8, 2013 by the following persons in the capacities indicated:

By:

/s/ Michael Hume

Michael Hume

President, Chief Executive Officer,

Principal Executive Officer, Treasurer,

Principal Financial Officer, Secretary and Director

(Sole Officer and Director)

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